Exhibit 2

AST Trust Company (Canada) PO Box 700, Station B Montreal QC H3B 3K3
PROXY FORM
Annual Meeting
Shaw Communications Inc.
WHEN:
Wednesday, January 13, 2021 at 2:00 pm MST
WHERE: www.virtualshareholdermeeting.com/shaw2021
STEP 1 REVIEW YOUR VOTING OPTIONS
ONLINE: VOTE AT PROXYVOTE.COM USING YOUR COMPUTER OR MOBILE DATA DEVICE. YOUR CONTROL NUMBER IS                LOCATED BELOW.
SCAN TO VIEW MATERIAL AND VOTE NOW
BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT: ENGLISH: 1-800-474-7493 OR FRENCH: 1-800-474-7501
BY MAIL: THIS PROXY FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE PROVIDED.
REMINDER: PLEASE REVIEW THE INFORMATION / PROXY CIRCULAR BEFORE VOTING.
G-13122017
CONTROL NO.: PROXY DEPOSIT DATE: January 11, 2021
INSTRUCTIONS:
1. This proxy is solicited by Management, for the Annual Meeting (the “Meeting”) of the holders (“Shareholders”) of common shares of Shaw Communications Inc. This form of                proxy is for use by holders of Class A Participating Shares (the “Shares”) of Shaw Communications Inc. only.
2. You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a Shareholder, to attend and act on your behalf at the Annual Meeting of Shaw Communications Inc If you wish to appoint a person, please insert the name of your chosen proxyholder and provide a unique APPOINTEE IDENTIFICATION NUMBER for your Appointee to access the live webcast meeting in the space provided either online at www.proxyvote.com or in Step 2 (see reverse). The Shares represented by this form of proxy may be voted at the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of Meeting                and with respect to other matters that may properly be brought before the Meeting.
You MUST provide your Appointee the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Meeting. Appointees can only be validated    at the live webcast meeting using the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter.
IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER, YOUR APPOINTEE WILL NOT BE ABLE TO ACCESS THE LIVE WEBCAST MEETING.
This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Data Processing Centre, P.O. Box    3700, STN Industrial Park, Markham, ON, L3R 9Z9, Canada, by 2:00 p.m. (Mountain Time), on January 11, 2021.
3. If the Shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.
4. In order to expedite your vote, you may use a touch-tone telephone or the Internet. To vote by telephone, call toll free 1-800-474-7493 (English) or 1-800-474-7501 (French). You    will be prompted to provide your control number located above. The telephone or Internet voting service is not available on the day of the Meeting and the telephone system cannot be used if you designate another person to attend on your behalf. To vote via the Internet, go to www.proxyvote.com and follow the instructions.
If you vote by telephone or the Internet, do not mail back this instrument of proxy.
5. The form of proxy should be signed in the exact manner as the name appears on the form of proxy.
6. If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder.
7. This form of proxy will be voted as directed. If no voting preferences are indicated on the reverse, this form of proxy will be voted as recommended by the Board of Directors.
PLEASE SEE OVER

PROXY FORM
Shaw Communications Inc.
MEETING TYPE: Annual Meeting
MEETING DATE: Wednesday, January 13, 2021 at 2:00 pm MST RECORD DATE: November 24, 2020
PROXY DEPOSIT DATE: January 11, 2021 CUID: ACCOUNT NO: CUSIP:
CONTROL NO.:
STEP 2 APPOINT A PROXY (OPTIONAL)
APPOINTEE(S): Bradley S. Shaw, or failing him, Peter A. Johnson
Change Appointee
If you wish to designate another person to attend, vote and act on your behalf at the Meeting, or any adjournment or postponement thereof, other than the person(s) specified above, go to www.proxyvote.com or print your name or the name of the other person attending the Meeting in the space provided herein and provide a unique APPOINTEE IDENTIFICATION NUMBER USING ALL BOXES for your Appointee to access the Meeting. You may choose to direct how your Appointee shall vote on matters that may come before the Meeting or any adjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the circular for the Meeting. You can also change your Appointee online at www.proxyvote.com.
You MUST provide your Appointee the EXACT NAME and an EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Meeting. Appointees can only be validated at the Virtual Shareholder Meeting using the EXACT NAME and EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter below.
PLEASE PRINT APPOINTEE NAME INSIDE THE BOX
MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY
CREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBER FOR YOUR APPOINTEE
MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLY
E-R5B
STEP 3 COMPLETE YOUR VOTING DIRECTIONS
ITEM(S): VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES (FILL IN ONLY ONE BOX “    ” PER ITEM IN BLACK OR BLUE INK)
1AElection of Directors:
Election of Director: Peter J. Bissonnette FOR WITHHOLD
1B Election of Director: Adrian I. Burns FOR WITHHOLD
1C Election of Director: Hon. Christina J. Clark FOR WITHHOLD
1D Election of Director: Dr. Richard R. Green FOR WITHHOLD
1E Election of Director: Gregg Keating FOR WITHHOLD
1F Election of Director: Michael W. O’Brien FOR WITHHOLD
1G Election of Director: Paul K. Pew FOR WITHHOLD
1H Election of Director: Jeffrey C. Royer FOR WITHHOLD
1I Election of Director: Bradley S. Shaw FOR WITHHOLD
1J Election of Director: Mike Sievert FOR WITHHOLD
1K Election of Director: Carl E. Vogel FOR WITHHOLD
1L Election of Director: Sheila C. Weatherill FOR WITHHOLD
1M Election of Director: Steven A. White FOR WITHHOLD
02 Appointment of Ernst & Young LLP as auditors for the ensuing year and authorize
FOR WITHHOLD the directors to set their remuneration.
*Note* Any reference to attending the meeting “in person” means attending “online”.
To receive future proxy materials by mail check the box to the right. To request materials for this meeting refer to the notice included in the package with this form.
STEP                4 THIS DOCUMENT MUST BE SIGNED AND DATED
SIGNATURE(S) *INVALID IF NOT SIGNED* MM D D Y Y